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                STATION REIMBURSEMENT AND COMPENSATION AGREEMENT

         This Agreement made this 12th day of August, 1998, by and among Saga Communications of Iowa, Inc. ("Saga"); Triathlon Broadcasting of Omaha, Inc. ("Triathlon");

                                  WITNESSETH:

         WHEREAS, Saga is licensee of KIOA(FM), which operates on FM Channel 227C (93.3 MHz) at Des Moines, Iowa;

         WHEREAS, Triathlon is licensee of KTNP(FM), which operates on FM 227A at Bennington, Nebraska;

         WHEREAS, Triathlon desires to make certain changes in the facilities of KTNP by filing with the Federal Communications Commission ("FCC") a petition for rule making; the cooperation of Saga is desired in order to make those changes, and Saga is willing to cooperate with Triathlon on the basis set out in this Agreement.

         WHEREAS, Saga has agreed to make a change of channels from FM Channel 227C to a lower grade FM channel but not to a channel of a lower class than Channel 227C1 (hereinafter "Channel Downgrade") to accommodate Triathlon's proposed upgrade of KTNP to Channel 227C3;

         WHEREAS, Triathlon has agreed to compensate Saga for making said Channel Downgrade;

         WHEREAS, to secure the faithful performance of its obligations under this Agreement, Triathlon has agreed to deposit as set forth herein the sum of FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS with the Escrow Agent to be held and released pursuant to the Escrow Agreement attached as Appendix 1; and

         NOW THEREFORE, the parties intending to be legally bound, agree as follows:
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         1. Petition for Rule Making. Within 30 days after execution of this
Agreement, Saga and Triathlon agree to file with the FCC a joint petition to amend Title 47 C.F.R. ss.73.202(b) [Table of Allotments] seeking (a) the substitution of FM Channel 227C at Des Moines, Iowa, with Channel 227C1, and the concurrent modification of the license of KIOA(FM) to operate on Channel 227C1, and (b) the simultaneous substitution of FM Channel 227A at Bennington, Nebraska, with FM Channel 227C3 and the concurrent modification of the license of KTNP(FM) to operate on Channel 227C3. Upon the effective date of the FCC's Report and Order amending Title 47 C.F.R. ss.202(b) making the channel substitutions and modifications of licenses, Saga will file an application ("Downgrade Application") on FCC Form 301 for a construction permit to operate on Channel 227C1, and upon grant thereof Saga will file FCC Form 302-FM for a license to cover the construction permit within 10 days of initiation of program tests by KIOA(FM) on Channel 227C1.

         2. Escrow Fund. Beginning on the date of issuance by the FCC of a Notice of Proposed Rule Making ("NPRM") proposing to modify the license of KIOA(FM) to operate on Channel 227C1, and no later than ten days prior to the date established in the NPRM for the filing of comments on the NPRM ("Comment Date"), Triathlon shall deposit the sum of FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS (the "Escrow Fund") with Escrow Agent. Failure of Triathlon to timely deposit the Escrow Fund with the Escrow Agent shall result in Saga on the Comment Date filing comments in opposition to the proposal set out in the NPRM.

         3. Disbursement of Escrow Funds. In exchange for Saga's cooperation, upon the Effective Date set forth in the FCC's Report and Order, and the FCC's action having become a "final" order, that is, no longer subject to, or the subject of, reconsideration or review by the FCC


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or any Court, and without any further instructions from Triathlon, the Escrow
Agent shall pay to Saga from the Escrow Fund the sum of FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS in immediately available funds and shall pay to Triathlon any interest that has accrued in the Escrow Fund.

         4. FCC Refusal to Act-Result. In the event the FCC refuses to substitute Channel 227Cl for Channel 227C at Des Moines and to substitute Channel 227C3 for Channel 227A at Bennington, and the FCC's Report and Order refusing to make the substitutions shall become a final order, the Escrow Agent shall deduct his fee and promptly return the balance of the Escrow Fund to Triathlon.

         5. Assignment. This Agreement may not be assigned, except to successors in interest of Saga and Triathlon. This Agreement must be assigned to and the obligations hereunder assumed by such successors and assigns.

         6. Notices. All necessary notices, demands and requests shall be deemed duly given, if mailed by registered mail, postage prepaid, and addressed to the following:

            If to Triathlon:  Mr. Norman Feuer
                              Symphony Towers
                              750 "B" Street - Suite 1920
                              San Diego, CA 92101

            with copy to:     Martin R. Leader, Esquire
                              Fisher Wayland Cooper Leader & Zaragoza L.L.P.
                              2001 Pennsylvania Avenue, N.W., Suite 400
                              Washington, D.C. 20006-1851

            If to Saga:       Mr. Philip Hoover
                              President/General Manager
                              Saga Communications of Iowa, Inc.
                              1416 Locust Street
                              Des Moines, Iowa 50309


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            with copy to:     Gary S. Smithwick, Esquire
                              Smithwick & Belendiuk, P.C.
                              1990 M Street, N.W.
                              Suite 510
                              Washington, D.C. 20036

         7. Entire Agreement. This Agreement and Appendix 1 contain the entire agreement of the parties with respect to the transaction contemplated and supersedes all prior negotiations between the parties concerning the subject matter contained herein. No change, modification or waive of any provision hereof will be valid unless in writing and signed by the party to be bound.

         8. Waiver. No delay or failure on the part of either party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

         9. Binding Effect. This Agreement is binding upon, and inures to the benefit of and is enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         10. Third Party Beneficiaries. Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their respective heirs, executors, administrators, successors and assigns any right, remedy or claim under or in respect of this Agreement or any provision hereof.

         11. Construction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Iowa.

         12. Counterparts, This Agreement may be executed in counterpart, each of which shall be deemed an original.

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         13. Effect of New FCC Rules on Rule Making Proceeding. In the event the FCC adopts the proposal described in Notice of Proposed Rule Making and Order, FCC 98-117, released June 15, 1998 ("New Rules"), to create a new class of FM Station, i.e. "Class C-zero," and it is possible for Triathlon to upgrade KTNP to Class C3 while permitting Saga to downgrade KIOA(FM) to Class C-zero, then the parties agree to cooperate with each other to file a joint counterproposal by the Comment Date (if the New Rules are in effect at that time) proposing to downgrade KIOA(FM) to Class C-zero instead of Class Cl. If the New Rules go into effect after the Comment Date, and the Commission has acted on the NPRM, Triathlon agrees not to oppose any application filed by Saga to upgrade KIOA(FM) to Class "C-zero" so long as the upgrade does not preclude Triathlon from obtaining a construction permit for Class C3 facilities for KTNP.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         WHEREFORE, the parties hereto have agreed as herein stated, on the date first above written.

                                           TRIATHLON BROADCASTING,
                                           OF OMAHA, INC.

                                           By: /s/ Norman Feuer
                                              -------------------------
                                               Norman Feuer
                                               President

                                           SAGA COMMUNICATIONS
                                           OF IOWA, INC.

                                           By: /s/ Philip Hoover
                                              -------------------------
                                               Philip Hoover
                                               President


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